UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

Sovos Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40837	81-5119352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Centennial Parkway, Suite 200 Louisville, CO		80027
(Address of principal executive offices)		(Zip Code)

(720) 316-1225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SOVO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2022, the Board of Directors (the “Board”) of Sovos Brands, Inc. (the “Company”) elected Mr. Tamer Abuaita as an independent director of the Company. Mr. Abuaita will serve as a Class III Director, for a term expiring at the annual meeting of stockholders to be held in 2024, and as a member of the Audit Committee of the Board. Mr. Abuaita will be entitled to receive the compensation that the Company provides to directors pursuant to the Company’s director compensation program, under terms consistent with those previously disclosed by the Company. In addition, in connection with his appointment, Mr. Abuaita has been granted restricted stock units with an aggregate value of $100,000, pursuant to the Company’s 2021 Equity Incentive Plan.

Mr. Abuaita has served as the Senior Vice President, Operations and Chief Supply Chain Officer for Stanley Black & Decker, Inc. since January 2022. Previously, Mr. Abuaita served as Chief Supply Chain Officer for SC Johnson Company from June 2015 to January 2022 where he was responsible for establishing a global end to end supply chain, from January 2008 to June 2015, he held various positions at The Kraft Heinz Company, including serving as Senior Vice President, Operations responsible for global operations. Mr. Abuaita earned his Bachelor of Science in Business from California Polytechnic State University, San Luis Obispo and his M.B.A. with a Finance concentration from Vanderbilt University.

There are no arrangements or understandings between Mr. Abuaita and any other persons pursuant to which Mr. Abuaita was elected as a director of the Company and there are no family relationships between Mr. Abuaita and any of the Company’s other directors or executive officers. Mr. Abuaita is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. In addition, Mr. Abuaita has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and existing directors and executive officers.

Item 7.01 Regulation FD Disclosures

A copy of the Company’s press release announcing the appointment of Mr. Abuaita as a director of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Press release dated July 18, 2022.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SOVOS BRANDS, INC.

	By:	/s/ James Potter
	Name:	James Potter
	Title:	Interim General Counsel

Date: July 18, 2022